UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                     Date of Report: April 22, 2005

                        Home Federal Bancorp, Inc.
          (Exact name of registrant as specified in its charter)

      Federal                    000-50901              20-0945587
(State or other jurisdiction  (Commission File     (I.R.S. Employer
     of incorporation)            Number)          Identification No.)

                          500 12th Avenue South
                           Nampa, Idaho  83651
           (Address of principal executive offices and zip code)

                              (208) 466-4634
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

On April 22, 2005, Home Federal Bancorp, Inc. issued its earnings release for the second quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

   (c) Exhibits

   99.1   Press release of Home Federal Bancorp, Inc. dated April 22, 2005

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HOME FEDERAL BANCORP, INC.

Date:  April 22, 2005               By:  /s/ Daniel L. Stevens
                                         -------------------------------------
                                         Daniel L. Stevens
                                         President and Chief Executive Officer

                               Exhibit 99.1

                                          Contact:
[HOME FEDERAL BANCORP, INC. LOGO]         Home Federal Bancorp, Inc.
                                          Daniel L. Stevens, Chairman,
                                            President & CEO
                                          Robert A. Schoelkoph, SVP, Treasurer
                                            & CFO
                                          208-466-4634
                                          www.myhomefed.com

PRESS RELEASE -  For Immediate Release
------------------------------------------------------------------------------

        HOME FEDERAL BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Nampa, ID (April 22, 2005) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.7 million, or $0.11 per share, for the quarter ended March 31, 2005, compared to $915,000 for the same period a year ago. Results for the quarter ended March 31, 2005 include a $386,000 pre-tax gain on the sale of a former branch. Excluding the gain on the sale of the branch, the Company had net income of $1.4 million, or $0.10 per share for the quarter.

For the first six months ended March 31, 2005 (the first six months of the Company's fiscal year ending September 30, 2005), the Company's net income was $1.7 million, or $0.12 per share, compared to $2.0 million for the same six-month period a year ago. Excluding the gain on the sale of the branch and the $1.8 million expense for establishing the Home Federal Foundation, Inc. (the "Foundation"), the Company had net income of $2.6 million, or $0.18 per share for the six months ended March 31, 2005.

On December 6, 2004, the Bank completed its mutual holding company reorganization, at which time the Bank converted to stock form and the Company was organized. As a result, comparisons to prior periods refer to the results of the Bank as a federal mutual savings and loan association, and per share data is not applicable. The per share data for the six months ended March 31, 2005 is being reported on shares outstanding from December 6, 2004 through March 31, 2005.

The following table reconciles the Company's actual net income to pro forma net income for the first three and six months ended March 31, 2005, exclusive of the sale of the branch and the contribution to the Foundation and as adjusted for Federal and state taxes (in thousands, except per share data):

                                 Three Months Ended    Six Months Ended
                                      March 31,            March 31,
                                -------------------   -------------------
                                 2005         2004     2005         2004
                                -----        ------   -----        ------
Pro forma disclosure                            (unaudited)
  Net income, as reported       $1,674        $915    $1,748       $1,953
  Sale of former branch           (386)          -      (386)           -
  Contribution to Foundation         -           -     1,825            -
  Federal and State income
    tax benefit (expense)          151           -      (561)           -
                                ------        ----    ------       ------
  Pro forma net income          $1,439        $915    $2,626       $1,953
                                ======        ====    ======       ======
Earnings per share
  Basic as reported              $0.11       nm (1)    $0.12       nm (1)
  Pro forma basic                $0.10       nm (1)    $0.18       nm (1)

(1) Earnings per shares information is not meaningful. The Company did not complete its minority stock offering until December 6, 2004.

Home Federal Bancorp, Inc.
April 22, 2005
Page 2 of 6


Revenues for the quarter ended March 31, 2005, which consisted of net interest income before the provision for loan losses and non-interest income, increased 29% to $8.1 million for the quarter, compared to $6.3 million in the quarter ended March 31, 2004. Revenues for the six months ended March 31, 2005 increased 19% to $15.3 million, compared to $12.9 million for the same period of last year. Net interest income before the provision for loan losses increased 28% to $5.5 million for the quarter ended March 31, 2005, compared to $4.3 million for the same quarter of the prior year. For the six months ended March 31, 2005, net interest income before the provision for loan losses increased 24% to $10.5 million, compared to $8.5 million for the six months ended March 31, 2004.

For the quarter ended March 31, 2005, net interest income after provision for loan losses grew 32% to $5.3 million, compared to $4.0 million for the same quarter a year ago. Net interest income after provision for loan losses for the six months ended March 31, 2005 increased 29% to $10.2 million, compared to $7.9 million for the same period of the prior year.

The Company's net interest margin decreased 20 basis points to 3.67% for the second quarter, from 3.87% for the second quarter last year. The net interest margin for the six months ended March 31, 2005 decreased 32 basis points to 3.59% from 3.91% a year earlier. During the first quarter, the Company invested the majority of the proceeds from the Company's minority stock offering in lower-yielding mortgage-backed securities which was the primary reason for the decrease in the net interest margin for the quarter and the six months ended March 31,2005.

Non-interest income increased 30% to $2.6 million for the quarter ended March 31, 2005, compared to $2.0 million for the same quarter a year ago. For the six months ended March 31, 2005, non-interest income increased 14% to $4.9 million, compared to $4.3 million for the same period of the prior year. The increase in non-interest income is primarily attributable to the $386,000 gain on the sale of a branch.

Non-interest expense for the quarter ended March 31, 2005 increased 13% to $5.2 million, compared to $4.6 million for the comparable period a year earlier. The efficiency ratio, excluding the gain on sale of the branch, improved to 67.01% for the quarter, compared to 72.83% for the second quarter last year. Non-interest expense for the six months ended March 31, 2005 increased 32% to $12.2 million, compared to $9.2 million for the six months ended March 31, 2004. The $3.0 million increase was primarily a result of the $1.8 million contribution to the Foundation, additional employee compensation and professional expenses related to being a publicly held company. Excluding the contribution to the Foundation and the gain on sale of the branch, the efficiency ratio was 69.71% for the first six months of fiscal year end 2005, compared to 71.59% for the same period of last fiscal year. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Total assets increased 30% to $643.4 million at March 31, 2005 compared to $496.8 million a year earlier. Total assets at March 31, 2005 decreased $100.5 million, or 14%, from $743.9 million at September 30, 2004. Assets at September 30, 2004 included cash of $220.8 million that was received from subscribers in the initial stock offering. These subscription funds were subsequently refunded to subscribers in the quarter ended December 31, 2004 as a result of a change in the appraisal of the Company, which increased the valuation range of the offering. Following the refund to subscribers, the Company conducted a resolicitation and received $153.1 million from subscribers. The Company's stock offering, however, was oversubscribed and as a result, $97.2 million of the $153.1 million of subscription funds received were returned to investors.

Home Federal Bancorp, Inc.
April 22, 2005
Page 3 of 6


Deposits increased 13% to $373.1 million at March 31, 2005 compared to $329.5 million at March 31, 2004. In connection with the mutual holding company reorganization and the minority stock offering, shareholders' equity increased $55.1 million. In total, shareholders' equity increased $59.5 million to $101.9 million at March 31, 2005 compared to $42.4 million a year earlier. The Company's book value per share as of March 31, 2005 was $6.70 per share based upon 15,208,750 outstanding shares.

Net loans at March 31, 2005, increased 9% to $419.1 million, compared to $383.9 million at March 31, 2004. Single family lending represented 62% of the Bank's loan portfolio at March 31, 2005, compared to 64% at March 31, 2004. Commercial real estate loans accounted for 28% of the loan portfolio at March 31, 2005, compared to 27% of the portfolio at March 31, 2004.

Credit quality remains high, as non-performing assets were $803,000 or 0.12% of total assets, at March 31, 2005, compared to $723,000, or 0.10% of total assets, at September 30, 2004 and $566,000, or 0.11% of total assets, at March 31, 2004. The allowance for loan losses was $2.8 million, or 0.67% of gross loans, including loans held for sale, at March 31, 2005 as compared to $2.6 million, or 0.66% of gross loans, at September 30, 2004 and $2.4 million, or 0.62% of gross loans, at March 31, 2004.

About the Company:

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through our 15 full-service banking offices and two mortgage loan centers.
For more information, visit the Company web site at www.myhomefed.com

Forward Looking Statements:

Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.


Home Federal Bancorp, Inc.
April 22, 2005
Page 4 of 6


HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS                            March 31,   September 30,  March 31,
(In thousands, except share data) (Unaudited)            2005          2004         2004
                                                         ----          ----         ----
ASSETS
  Cash and amounts due from depository institutions    $ 11,875      $215,663     $ 15,992
  Securities available for sale, at fair value                -             -        6,404
  Mortgage-backed securities available for sale,
    at fair value                                        19,120           871            -
  Mortgage-backed securities held to maturity,
    at cost                                             155,030        96,595       55,033
  Federal Home Loan Bank stock, at cost                   8,112         7,317        6,681
  Loan receivable, net of allowance for loan losses
    of $2,827, $2,637, and $2,411                       419,146       392,634      383,950
  Loans held for sale                                     1,566         3,577        3,160
  Accrued interest receivable                             2,261         2,019        1,700
  Property and equipment, net                            10,992        10,967       10,101
  Mortgage servicing rights, net                          2,998         3,152        3,016
  Bank owned life insurance                              10,214        10,052        9,842
  Real estate and other property owned                      567           113            -
  Other assets                                            1,549           907          894
                                                       --------      --------     --------
     TOTAL ASSETS                                      $643,430      $743,867     $496,773
                                                       ========      ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
  Deposit accounts
    Savings deposits                                   $ 25,917      $ 25,453     $ 24,620
    Demand deposits                                     166,639       153,409      149,299
    Certificates of deposit                             180,594       164,225      155,596
                                                       --------      --------     --------
      Total deposit accounts                            373,150       343,087      329,515

  Advances by borrowers for taxes and insurance           3,710         3,716        3,458
  Interest payable                                        1,607         1,420        1,191
  Deferred compensation                                   2,796         2,463        1,844
  Federal Home Loan Bank advances                       154,717       122,797      113,074
  Deferred income tax liability                           1,317         2,264        2,116
  Income taxes payable                                      207             -          553
  Other liabilities                                       3,984       223,023        2,666
                                                       --------      --------     --------
    Total liabilities                                   541,488       698,770      454,417

SHAREHOLDERS' EQUITY
  Serial preferred stock, $.01 par value;
    5,000,000 authorized issued and
    outstanding, none                                         -             -            -
  Common stock, $.01 par value; 50,000,000
    authorized, issued and outstanding:
    Mar. 31, 2005 - 15,208,750 issued,
      15,208,750 outstanding                                152             -            -
    Sept. 30, 2004 - none issued and outstanding
    Mar. 31, 2004 - none issued and outstanding
  Additional paid-in capital                             59,884             -            -
  Retained earnings                                      46,847        45,099       42,368
  Unearned shares issued to employee stock
    ownership plan                                       (4,784)            -            -
  Accumulated other comprehensive loss                     (157)           (2)         (12)
                                                       --------      --------     --------
    Total shareholders' equity                          101,942        45,097       42,356
                                                       --------      --------     --------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $643,430      $743,867     $496,773
                                                       ========      ========     ========



Home Federal Bancorp, Inc.
April 22, 2005
Page 5 of 6


HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME               Three Months Ended    Six Months Ended
(In thousands, except share data) (Unaudited)        March 31,            March 31,
                                                ------------------    ----------------
                                                 2005      2004       2005      2004
                                                 ----      ----       ----      ----
Interest and dividend income:
  Loan interest                                  $6,315    $5,965    $12,384    $11,941
  Investment interest                                17        46        260         80
  Mortgage-backed security interest               2,045       608      3,408      1,048
  Federal Home Loan Bank dividends                   30        66         30        148
                                                 ------    ------    -------    -------
    Total interest and dividend income            8,407     6,685     16,082     13,217
                                                 ------    ------    -------    -------
Interest expense:
  Deposits                                        1,465     1,207      2,890      2,383
  Federal Home Loan Bank advances                 1,448     1,146      2,709      2,299
                                                 ------    ------    -------    -------
    Total interest expense                        2,913     2,353      5,599      4,682
                                                 ------    ------    -------    -------
    Net interest income                           5,494     4,332     10,483      8,535
Provision for loan losses                           236       300        295        600
                                                 ------    ------    -------    -------
    Net interest income after provision
      for loan losses                             5,258     4,032     10,188      7,935
                                                 ------    ------    -------    -------
Non-interest income:
  Service charges and fees                        1,952     1,770      3,911      3,475
  Gain on sale of loans                              72       125        140        344
  Increase in cash surrender value of
    bank owned life insurance                        87       124        162        249
  Loan servicing fees                               168       166        340        332
  Mortgage servicing rights, net                    (58)     (183)      (154)      (114)
  Other                                             420        12        459         55
                                                 ------    ------    -------    -------
    Total noninterest income                      2,641     2,014      4,858      4,341
                                                 ------    ------    -------    -------
Non-interest expense:
  Compensation and benefits                       3,096     2,692      6,149      5,340
  Occupancy and equipment                           682       674      1,401      1,375
  Data processing                                   376       357        819        724
  Advertising                                       310       304        650        515
  Postage and supplies                              188       214        398        408
  Professional services                             203        67        422        180
  Insurance and taxes                                84       111        150        209
  Charitable contribution to Foundation               -         -      1,825          -
  Other                                             254       203        436        467
                                                 ------    ------    -------    -------
    Total noninterest expense                     5,193     4,622     12,250      9,218
                                                 ------    ------    -------    -------
Income before income taxes                        2,706     1,424      2,796      3,058
Income tax expense                                1,032       509      1,048      1,105
                                                 ------    ------    -------    -------
    NET INCOME                                   $1,674    $  915    $ 1,748    $ 1,953
                                                 ======    ======    =======    =======
Earnings per common share:
  Basic                                           $0.11    nm (1)      $0.12      nm (1)
  Diluted                                         $0.11    nm (1)      $0.12      nm (1)

Weighted average number of shares outstanding:
  Basic                                      14,720,524    nm (1) 14,718,364      nm (1)
  Diluted                                    14,720,524    nm (1) 14,718,364      nm (1)

(1) Shares outstanding and earnings per share information are not meaningful.  The Company did not complete its minority stock offering until December 6, 2004 and did not have any outstanding shares prior to that date.


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

Home Federal Bancorp, Inc.
April 22, 2005
Page 6 of 6

                                                         AT OR FOR THE       AT OR FOR THE
HOME FEDERAL BANCORP, INC. AND SUBSIDIARY                  SIX MONTHS            YEAR
ADDITIONAL FINANCIAL INFORMATION                              ENDED              ENDED
(Dollars in thousands, except share data) (Unaudited)    MARCH 31, 2005      SEPT. 30, 2004
                                                         --------------      --------------
FINANCIAL CONDITION DATA

  Average interest-earning assets                           $583,760            $465,384
  Average interest-bearing liabilities                       491,359             409,591
  Net average earning assets                                  92,401              55,793
  Average interest-earning assets to average
    interest-bearing liabilities                              118.81%             113.62%
  Shareholders' equity to assets                               15.84%               6.06%

ASSET QUALITY
  Allowance for loan losses                                    2,827               2,637
  Non-performing loans                                           236                 610
  Non-performing assets                                          803                 723
  Allowance for loan losses to non-performing loans         1,197.88%             432.30%
  Allowance for loan losses to net loans                        0.67%               0.66%
  Non-performing loans to total net loans                       0.06%               0.15%
  Non-performing assets to total assets                         0.12%               0.10%



                                                AT OR FOR THE THREE    AT OR FOR THE SIX
                                                    MONTHS ENDED          MONTHS ENDED
                                                      MARCH 31,              MARCH 31,
                                                ------------------      ------------------
                                                 2005        2004        2005        2004
                                                ------      ------      ------      ------
SELECTED PERFORMANCE RATIOS
  Return on average assets (1)                   1.05%       0.76%       0.56%       0.83%
  Return on average equity (1)                   6.56%       nm (4)      4.28%       nm (4)
  Net interest margin (1)                        3.67%       3.87%       3.59%       3.91%
  Efficiency ratio (2)                          67.01%      72.83%      69.71%      71.59%

PER SHARE DATA
  Basic earnings per share                      $0.11        nm (4)     $0.12        nm (4)
  Diluted earnings per share                    $0.11        nm (4)     $0.12        nm (4)
  Book value per share                           6.70        nm (4)      6.70        nm (4)
  Cash dividends declared per share                 -        nm (4)         -        nm (4)
  Average number of shares outstanding:
    Basic (3)                              14,720,524        nm (4) 14,718,364       nm (4)
    Diluted (3)                            14,720,524        nm (4) 14,718,364       nm (4)

(1)   Amounts are annualized.
(2)   Non-interest expense divided by net interest income plus non-interest income.  Amounts calculated exclude the effect of the $1.8 million contribution to the Foundation and the $386,000 gain on sale of a branch.
(3)   Amounts calculated exclude Employee Stock Ownership Plan shares not committed to be released.
(4)   Shares outstanding and earnings per share information are not meaningful.  The Company did not complete its minority stock offering until December 6, 2004.


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